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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 6, 1998, in the Registration Statement (Form S-4) and related Prospectus of Waste Connections, Inc. for the registration of 3,000,000 shares of its common stock.

     Our audits also included the financial statement schedule of Waste Connections, Inc. and Predecessors listed in Item 21.b. This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

     We also consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 20, 1998, with respect to the financial statements of Madera Disposal Systems, Inc. included in the Registration Statement (Form S-4) and related Prospectus of Waste Connections, Inc. for the registration of 3,000,000 shares of its common stock.

     We also consent to the reference to our firm under the caption "Experts" and to the use of our report dated July 8, 1998, with respect to the financial statements of Arrow Sanitary Service, Inc. included in the Registration Statement (Form S-4) and related Prospectus of Waste Connections, Inc. for the registration of 3,000,000 shares of its common stock.

                                                               ERNST & YOUNG LLP

Sacramento, California
July 13, 1998